Exhibit 10.51

REMINGTON ARMS CO., INC.

DEATH BENEFIT PLAN

                    This plan is effective this 1st day of January 2001.

WITNESSETH THAT:

                    WHEREAS, Remington Arms Co., Inc., (the “Corporation”) recognizes the valuable services heretofore performed for it by the employees who participate under the Remington Arms Incentive Compensation Plan other than those employees who are officers covered under the Remington Supplemental Pension Plan or who are designated as ineligible by the President of the Company (the “Employees”) and wishes to encourage their continued employment;

                    WHEREAS, a Corporation’s welfare benefit plan already provides a death benefit equal to one times base salary and the Corporation wishes to adopt a plan which will provide a supplemental death benefit to the Employee’s designated beneficiary after the Employee’s death; and

                    WHEREAS, this plan is intended to be an unfunded arrangement, maintained primarily to provide death benefits for the Employees, members of a select group of management or highly compensated employees of the Corporation, for purposes of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

                    NOW, THEREFORE, the terms of the plan are as follows:

1.	DEATH BENEFIT.

a)	In the event of the death of the Employee while employed by the Corporation, the Corporation shall thereafter pay to the Employee’s designated beneficiary, two times the Employee’s base salary over a period of four years, one-forty-eighth of such sum is payable in each monthly installment, commencing with the first day of the month beginning after the anniversary of the Employee’s death.

b)	An Employee’s designated beneficiary under this plan shall be same as the Employee’s beneficiary under the Corporation’s welfare benefit plan which provides life insurance through UNUM (or its successor).

2.	NON-COMPETITION DURING EMPLOYMENT. In consideration of the payments to be made by the Corporation pursuant thereto, Employee shall devote substantially all of his time, skill, diligence and attention to the business of the Corporation, and will not actively engage, either directly or indirectly, in any business or other activity adverse to the best interest of the business of the Corporation. In the event that the Corporation, in its discretion, determines that an employee violated this Section 2., the Employee shall not be entitled to any benefit under this plan.

3.	BENEFIT CONTINGENT ON CONTINUED EMPLOYMENT; NO CONTRACT OF EMPLOYMENT.

a)	In the event that the employment of the Employee by the Corporation is terminated for any reason other than his death, the Employee will have no benefit payable under this plan.

b)	Nothing contained herein shall be construed to be a contract of employment for any term of years, nor as conferring upon the Employee the right to continue to be employed by the Corporation, in any capacity. It is expressly understood by the Employees that this plan relates exclusively to a death benefit for the Employee’s services, and is not intended to be an employment contract.

4.	NO TRUST CREATED. Nothing contained in this plan, and no action taken pursuant to its provisions by the Corporation or an Employee shall create or be construed to create, a trust of any kind, or a fiduciary relationship between the Corporation and the Employee, the Employee’s designated beneficiary or any other person.

5.	BENEFITS PAYABLE ONLY FROM GENERAL CORPORATE ASSETS; UNSECURED GENERAL CREDITOR STATUS OF EMPLOYEE.

a)	The payments to the Employee’s designated beneficiary hereunder shall be made from assets which shall continue, for all purposes, to be a part of the general, unrestricted assets of the Corporation; no such person, shall have nor acquire any interest in any such assets by virtue of the provisions of this plan. The Corporation under the provisions hereof, such right shall be no greater than the right of any unsecured general creditor of the Corporation; no such person shall have nor require any legal or equitable right, interest or claim in or to any property or assets of the Corporation.

b)	In the event that, in its discretion, the Corporation purchases an insurance policy or policies insuring the life of the Employee (or any other property) to allow the Corporation to recover, in whole, or in part, the cost of providing the benefits hereunder, neither the Employee nor any of his designated beneficiaries shall have or acquire any right whatsoever therein or in the proceeds there from. The Corporation shall be the sole owner and beneficiary of any such policy or policies, and, as such, shall posses and may exercise all incidents of ownership therein. No such policy, policies or other property shall be held in any trust for the employee or any other person nor as collateral security for any obligation of the Corporation hereunder.

6.	NON-ASSIGNABILITY OF BENEFITS. Neither the Employee nor his designated beneficiary under this plan shall have any power or right to transfer, assign, anticipate, hypothecate or otherwise encumber any part or all of the amounts payable hereunder. Such amounts shall not be subject to seizure by any creditor or any such beneficiary, by a proceeding at law or in equity, nor transferable by operation of law in the event of the bankruptcy, insolvency or death of the Employee, his designated beneficiary, or any other beneficiary hereunder. Any such attempted assignment or transfer shall be void and shall terminate the Employee’s eligibility under this plan; and the Corporation shall thereupon have no further liability hereunder.

7.	DETERMINATION OF BENEFITS, CLAIMS PROCEDURE AND ADMINISTRATION.

a)	Claim

A person who believes that he is being denied a benefit to which he is entitled under the Plan (hereinafter referred to as a “Claimant”) may file a written request for such benefit with the Corporation, setting forth his claim. The request must be addressed to the President of the Corporation at its then principal place or business.

                              b)           Claim Decision

Upon receipt of a claim, the Corporation shall advise the Claimant that a reply will be forthcoming within ninety (90) days and shall, in fact, deliver such reply within such period. The Corporation may, however, extend the reply period for an additional ninety (90) days for reasonable cause. The President of the Corporation shall have discretionary authority on behalf of the Corporation to construe and interpret the plan, to decide all questions of plan eligibility, to determine the amount, manner and time of payment of any benefits under the plan, and to remedy ambiguities, inconsistencies or omissions. The Secretary of the Corporation shall have discretionary authority to decide appeals of the President’s determinations.

If a claim is denied in whole or in part, the Corporation shall adopt a written opinion, using language calculated to be understood by the Claimant, setting forth:

1.	The specific reason or reasons for such denial;

2.	The specific reference to pertinent provisions of this plan on which such denial is based;

3.	A description of any additional material or information necessary for the Claimant to perfect his claim and an explanation why such material or information is necessary;

4.	Appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review; and

5.	The time limits for requesting a review under subsection (c) and for review under subsection (d) hereof.

c)	Request for Review.

Within sixty (60) days after the receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the Secretary of the Corporation review the determination of the Corporation. Such request must be addressed to the Secretary of the Corporation, at its then principal place of business. The Claimant or his duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Corporation. If the Claimant does not request a review of the Corporation’s determination by the Secretary of the Corporation within such sixty (60) day period, he shall be barred and stopped from challenging the Corporation’s determination.

                              d)               Review of Decision

Within sixty (60) days after the Secretary’s receipt of a request for review, he will review the Corporation’s determination. After considering all materials presented by the Claimant, the Secretary will render a written opinion, written in a manner calculated to be understood by the Claimant, setting forth the specific reasons for the decisions and containing specific references to the pertinent provisions of this plan on which the decision is based. If special circumstances require that the sixty (60) day time period be extended, the Secretary will so notify the Claimant and will render the decision as soon as possible, but no later than one hundred twenty (120) days after receipt of the request for review.

8.	AMENDMENT. This plan may not be amended, altered or modified, except by a written instrument signed by the President of the Company and may not be otherwise terminated except as provided herein.

9.	INUREMENT. This plan shall be binding upon and inure to the benefit of the Corporation and its successors and assigns, and the Employee, his successors or assigns, and may not be otherwise terminated except as provided herein.

10.	NOTICES. Any notice, consents or demand required or permitted to be given under the provisions of this plan shall be in writing, and shall be signed by the party giving or making the same. If such notice, consent or demand is mailed to a party herto, it shall be send by United States certified mail, postage prepaid, addressed to such party’s last known address as shown on the records of the Corporation. The date of such mailing shall be deemed the date of notice, consent or demand.

11.	GOVERNING LAW. This plan, and the rights of the Employees hereunder, shall be governed by and construed in accordance with ERISA and, to the extent not governed by ERISA or other federal law, the laws of the State of North Carolina.

_________________

                     IN WITNESS WHEREOF, the Corporation has hereby executed this plan, as of the day and year first above written.

                                                              Remington Arms Co., Inc.

                                                              ______________________________

                                                              By:___________________________
                                                              Its:  President